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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
                                                                          STATE OF
NAME OF CORPORATION                                                  INCORPORATION
- -------------------                                                  -------------
NEWSPAPER PUBLISHING:

The Dallas Morning News, Inc.      d/b/a The Dallas Morning News       Delaware
DFW Printing Company, Inc.                                             Delaware
DFW Suburban Newspapers, Inc.      d/b/a Arlington News                Delaware
                                   Garland News
                                   Grand Prairie News
                                   Irving News
                                   Las Colinas Business News
                                   Metrocrest News
                                   Mid-Cities News
                                   Richardson News

TELEVISION BROADCASTING:

Great Western Broadcasting Corp. d/b/a KXTV, Channel 10                Delaware
KHOU-TV, Inc. d/b/a KHOU, Channel 11                                   Delaware
KOTV, Inc. d/b/a KOTV, Channel 6                                       Delaware
Third Avenue Television, Inc. d/b/a KIRO, Channel 7                    Delaware
WFAA-TV, Inc. d/b/a WFAA, Channel 8                                    Delaware
WVEC Television, Inc. d/b/a WVEC, Channel 13                           Delaware
WWL-TV, Inc. d/b/a WWL, Channel 4                                      Delaware
Blue Ridge Tower Corporation                                           Texas
Hill Tower, Inc.                                                       Texas
Transtower, Inc.                                                       California
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Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company. The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc.; 50% of the outstanding common stock of Blue Ridge Tower Corporation; and 33 1/3% of the outstanding common stock of Transtower, Inc.